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                                 EXHIBIT 10(y)



                        PURCHASE AND SALE AGREEMENT FOR
                           CONTRACT RIGHTS AND ASSETS
               BLOCKS XVIII AND XX, DEPARTMENT OF TARIJA, BOLIVIA



         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is made as of this 11th day of July, 1997, by and between Tesoro Bolivia Petroleum Company, a Texas corporation ("Tesoro"), and Zapata Exploration Company, a Delaware corporation ("Zapata") and Zapata Corporation, a Delaware corporation.

                                  WITNESSETH:

         WHEREAS, Zapata owns certain rights, title and interest in two Operation Contracts with Yacimientos Petroliferos Fiscales Bolivianos ("YPFB"), said contracts being evidenced by Deed dated March 21, 1977, covering Block XVIII, Department of Tarija, Bolivia and by Deed dated April 26, 1978, covering Block XX, Department of Tarija, Bolivia; and

         WHEREAS, Tesoro and Zapata have executed Joint Operating Agreements under which, Zapata owns an interest in certain equipment, inventory and other assets relating to the Blocks XVIII and XX; and

         WHEREAS, the two Operation Contracts must be converted into new Shared Risk Contracts with YPFB, which is scheduled to occur on or before August 1, 1997; and

         WHEREAS, Zapata desires to sell and assign all its right, title and interest in the contracts and related assets to Tesoro with an effective date of July 28, 1996 and Tesoro desires to purchase and accept all the right, title and interest of Zapata in the contracts and related assets;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the parties agree as follows:


                            ARTICLE 1 - DEFINITIONS

ASSIGNMENT means the assignment, effective July 28, 1996, to Tesoro of Zapata's undivided twenty-five percent interest (25%) in Block XVIII and related Oil and Gas Assets and undivided twenty-seven and four tenths percent interest (27.4%) in Block XX and related Oil and Gas Assets.



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BLOCK XVIII means the oil and gas operations area identified by the government of Bolivia as Block XVIII, Department of Tarija, Bolivia and shall include the contract covering such area.

BLOCK XX means the oil and gas operations area identified by the government of Bolivia as Block XX, Department of Tarija, Bolivia and shall include the contract covering such area.

BUSINESS DAY means a day on which the state and federal banks in San Antonio, Texas are open for business.

CLOSING OR CLOSE means the consummation of the purchase and sale transaction contemplated by this Agreement.

CLOSING DATE means the date of Closing which shall be July 11, 1997.

CONSIDERATION means the Purchase Price and the assumption of liabilities set forth in Article 3.

EFFECTIVE DATE means July 28, 1996.

HYDROCARBONS means oil, natural gas, associated liquids, condensate and other petroleum substances.

JOINT OPERATIONS means those operations and activities carried out in connection with oil and gas operations related to Block XVIII and Block XX by Tesoro as operator pursuant to a joint operating agreement with Zapata.

JOINT PROPERTY means all wells, casing, tubing, tanks, facilities, machinery, equipment, plants, pipelines, materials, inventory, buildings, furniture, fixtures, oil in tanks or other Hydrocarbons, accounts receivable, automobiles or other vehicles, the Wells Fargo Bank account balances, Bolivian bank account balances, geological, geophysical and seismic data, and any and all other funds and property of whatever kind or nature held for use in, received from and/or relating to operations conducted in connection with Block XVIII and Block XX.

OIL AND GAS ASSETS mean all of Zapata's undivided right, title and interest in and to: (i) the Operation Contract with YPFB for Block XVIII, evidenced by public deed on March 21, 1977, and all other contracts and agreements relating to this contract or operations relating to Block XVIII; and (ii) the Operation Contract with YPFB for Block XX, evidenced by public deed on April 26, 1978, and all other contracts and agreements relating to this contract or operations relating to Block XX; and (iii) Contract of Conversion to the Regime of Shared Risk for Block XVIII, designated Contract No. 138/96; and (iv) Contract of Conversion to the Regime of Shared Risk for Block XX, designated Contract No. 136/96; and (v) Joint

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Property; and (vi) Hydrocarbons produced from Block XVIII and/or Block XX;
and (vii) the Farmout Agreement with Total Exploration Production Bolivie S.A. dated June 19, 1997.

PURCHASE PRICE means the amount of money paid in accordance with Section 2.2.

RECORDING DATE means the date that the Assignment is recorded as a public deed in Bolivia.

SHARED RISK CONTRACT means the contract with YPFB effective July 29, 1996, which pursuant to the Law of Hydrocarbons No. 1689, oil and gas operations may be conducted in Bolivia.

YPFB means Yacimientos Petroliferos Fiscales Bolivianos, a public corporation (government) organized under the laws of Bolivia, and which is responsible for administration of operations conducted by parties to oil and gas contracts in Bolivia.


                         ARTICLE 2 - PURCHASE AND SALE

     Section 2.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, Zapata agrees to sell and convey to Tesoro for the Consideration and Tesoro agrees to purchase for the Consideration and accept on the Closing Date, but effective as of the Effective Date, the Oil and Gas Assets.

     Section 2.2 Purchase Price. On the Closing Date, subject to Section 2.3, Tesoro shall pay to Zapata the sum of Eighteen Million Eight Hundred Thousand Dollars (US $18,800,000.00).

     Section 2.3 Letter of Credit.

     (a) Zapata shall establish on the Closing Date at the time of Closing, a cash collateralized irrevocable standby letter of credit ("letter of credit") issued by a commercial United States bank, which bank is acceptable to Tesoro, in the amount of U.S. Four Million Dollars ($4,000,000.00) in favor of Tesoro and with a term of six months, which letter of credit may be renewed by Zapata in accordance with its terms and this Agreement. The letter of credit is established to provide security for Tesoro against any obligations of Zapata for taxes of the type set forth in Section 3.5, which taxes, if any, are required to be paid to the government of Bolivia or the tax authority of Bolivia prior to the recording of the Assignment as a public deed in Bolivia and if not paid would impair the ability of Tesoro to perfect its title to the Oil and Gas Assets.

     (b) The letter of credit shall be released by Tesoro on the first Business Day following the earlier to occur of the Recording Date or Tesoro receiving from the government of Bolivia or the tax authority of Bolivia evidence that all taxes due by Zapata have been paid.


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     (c) If following Closing the Bolivian government or the tax authority of
Bolivia assesses taxes of the type set forth in Section 3.5, or asserts that such taxes are due to the Bolivian government or the tax authority of Bolivia, Tesoro shall give notice to Zapata and Zapata shall have the right to contest any such tax assessed or asserted as being due. At the time that any contest of such taxes is finally determined, Zapata shall be responsible for the payment of all taxes due, if any.

     (d) The letter of credit shall be for an initial term of six months and may be renewed by Zapata for a six month term, and subject to the provisions of
Section 2.3(e), may be renewed for additional terms. Tesoro agrees to reimburse Zapata for the actual letter of credit fees paid by Zapata for the initial letter of credit and for one six month renewal of such letter of credit, subject to a cumulative maximum of fees to be reimbursed by Tesoro to Zapata in the amount of Thirty Thousand Dollars ($30,000.00). Tesoro shall make such reimbursement to Zapata within five Business Days after receipt of Zapata's invoice with supporting invoice documents from the bank issuing the letter of credit.

     (e) If Tesoro has been unable to obtain the recording of the Assignment as a public deed in Bolivia before fifteen Business Days prior to the expiration of the initial term of the letter of credit or the first six month renewal thereof or subsequent renewal which is allowed hereunder and Tesoro has not received notice from the government of Bolivia or tax authority of Bolivia that taxes of the type specified in Section 3.5 are assessed or asserted as being due, then, Tesoro shall give notice to Zapata and Zapata may renew the letter of credit. If Zapata fails to renew the letter of credit five Business Days prior to its expiration, Tesoro may draw upon the letter of credit. In the event that Tesoro draws upon the letter of credit as provided herein, the funds shall be used only to pay taxes of the type specified in Section 3.5 and any of such funds remaining after payment of Zapata's obligations for taxes, shall be paid to Zapata. Funds drawn under the letter of credit by Tesoro shall earn interest for the account of Zapata at the average rate earned by Tesoro for overnight Eurodollar time deposits for such period beginning one business day after the date drawn under the letter of credit and continuing up until one Business Day prior to payment of such funds to the government of Bolivia or tax authority of Bolivia or to Zapata. The letter of credit may continue to be renewed by Zapata for six month terms so long as Tesoro has not received notice of taxes assessed or asserted as being due as set forth in this provision.

     (f) If Tesoro has been unable to obtain the recording of the Assignment as a public deed in Bolivia before fifteen Business Days prior to the expiration of the initial term of the letter of credit or the first six month renewal or subsequent renewal pursuant to Section 2.3(e) thereof, and Tesoro has received notice from the government of Bolivia or the tax authority of Bolivia that taxes of the type specified in Section 3.5 are assessed or asserted to be due, then Tesoro shall give notice to Zapata and Zapata shall have the right to pay and discharge such tax obligation. If Zapata fails to pay such taxes and provide Tesoro with evidence of such payment five Business Days prior to the expiration of the letter of credit, Tesoro may draw upon the letter of credit. In the event that Tesoro draws upon the letter of credit as provided herein, the funds shall be used only to pay taxes of the



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type specified in Section 3.5 and any of such funds remaining after payment of
Zapata's obligations for taxes, shall be paid to Zapata. Funds drawn under the letter of credit by Tesoro shall earn interest for the account of Zapata at the average rate earned by Tesoro for overnight Eurodollar time deposits for such period beginning one business day after the date drawn under the letter of credit and continuing up until one Business Day prior to payment of such funds to the government of Bolivia or tax authority of Bolivia or to Zapata.

     (g) Prior to Tesoro making payment to the government of Bolivia or the tax authority of Bolivia for taxes of the type specified in Section 3.5, it shall provide Zapata with five Business Days notice and Zapata shall have the right and obligation to pay any and all such taxes as may be assessed or asserted to be due. If Zapata does not pay such taxes at the end of the five Business Days, then Tesoro has the right to pay any and all such taxes with funds drawn under the letter of credit and any funds from such letter of credit remaining after payment of such taxes shall be paid by Tesoro to Zapata. Any payments made by Tesoro for such taxes shall be made with a notation that they are paid under protest to assist in preserving Zapata's rights to contest the taxes. In the event that the funds from the letter of credit are not sufficient to pay such taxes claimed to be due by the government or tax authority of Bolivia, Tesoro shall have the right to pay the excess and Tesoro shall be entitled to enforce the Indemnity provisions of this Agreement.

     In the event Tesoro pays any such taxes claimed to be due by the government or tax authority of Bolivia, Zapata shall have no claim, and hereby releases Tesoro from any claim or demand that Tesoro wrongfully paid such taxes.

     (h) The standby letter of credit shall be established in the form attached to this Agreement as Exhibit A.

     (i) Any tax payment made by Tesoro to the government of Bolivia or tax authority of Bolivia on behalf of Zapata shall be evidenced by a tax receipt issued by the government or tax authority of Bolivia in the name of Zapata and delivered to Zapata.

     Section 2.4 Government Approval. The transfer of interest from Zapata to Tesoro in the contracts covering Block XVIII and Block XX is subject to the approval of the government of Bolivia, the tax authority of Bolivia and YPFB, and the recording of the Assignment as a public deed in Bolivia. Tesoro agrees to use its best efforts to obtain all governmental approvals and to record the Assignment as a public deed on or before August 1, 1997, however the parties recognize that such approvals and the recording of the Assignment may not be obtained by this date. If the Assignment is not recorded as a public deed by August 1, 1997, Tesoro agrees to continue to use its best efforts to obtain the recording of the Assignment. Tesoro shall provide Zapata with notice of the date of the YPFB approval of the Assignment and of the Recording Date.

     Section 2.5 Allocation of Purchase Price. The Purchase Price shall be allocated to the Oil and Gas Assets in the manner set forth on Exhibit B.



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     Section 2.6 Manner of Payment. Tesoro shall pay the Purchase Price to
Zapata at Closing by wire transfer of immediately available funds to an account in the United States to be designated by Zapata prior to the Closing Date.

     Section 2.7 No Adjustments. Tesoro and Zapata agree to a fixed Purchase Price with no adjustments for events prior to or following Closing and further agree that there shall be no adjustments to the Joint Operations accounts .

     Section 2.8 Assignment. Zapata shall execute at the time of Closing on the Closing Date, the Assignment effective as of the Effective Date and in the form attached as Exhibit C, conveying all rights, title and interest of Zapata in the Oil and Gas Assets to Tesoro. Zapata agrees that following Closing, if YPFB requires a different form of Assignment, Zapata will execute an Assignment that is mutually agreeable to the parties hereto and YPFB.


             ARTICLE 3 - ASSUMPTION OF OBLIGATIONS AND INDEMNITIES

     Section 3.1 Social Liability to Employees. Tesoro shall assume the obligations for any and all social liability under Bolivian law to employees employed in the Joint Operations and shall save harmless and indemnify Zapata from and against such liability.

     Section 3.2 Bolivian Transactions Tax. Tesoro shall assume and pay the Bolivian Transactions Tax due under Bolivian law for the transfer of the Oil and Gas Assets.

     Section 3.3 Environmental. Tesoro shall assume any and all liability for environmental compliance and remediation, whether arising from acts or omissions before or after the Closing Date and shall save harmless and indemnify Zapata from and against such liabilities.

     Section 3.4 Liabilities of Operations. Tesoro shall assume the obligation for and save harmless and indemnify Zapata from and against any and all royalties, fees and other payments and liabilities pertaining to the Joint Operations arising from acts or omissions before or after the Closing Date, but excluding any taxes measured by the income or profits of Zapata, and any profits tax or other taxes assessed on Zapata as a result of the sale to Tesoro or assessed on the transfer to Tesoro of the Oil and Gas Assets except the Bolivian Transactions Tax.

     Section 3.5 Taxes of Zapata. Zapata and Zapata Corporation, individually, shall assume, save harmless and indemnify Tesoro from and against all taxes measured by the income or profits of Zapata, and any profits tax or other taxes assessed on Zapata as a result of the sale to Tesoro or assessed on the transfer to Tesoro of the Oil and Gas Assets, except for the Bolivian Transactions Tax. The provision for a letter of credit set forth in Section 2.3 does not replace or negate the obligation of Zapata and Zapata Corporation pursuant to this Section.


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     Section 3.6 Notice by Indemnitee. Any party entitled to indemnity under this Agreement is referred to herein as an indemnitee and a party obligated hereunder to indemnify another is referred to herein as an indemnitor. Any indemnitee agrees promptly to notify any indemnitor upon being notified of any claims, complaint, lawsuit, citation, proceeding or other matter which may be subject to indemnification under this Agreement. Indemnitor agrees to defend against any claims brought or actions filed against indemnitee with respect to the subject of an indemnity contained in this Agreement. In the event a claim should be brought or action filed with respect to the subject of an indemnity in the Agreement indemnitor agrees that indemnitee may employ attorneys of its own selection to appear and defend the claim or action on behalf of indemnitee.


                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

     Section 4.1 Representations of Zapata. Zapata represents and warrants to Tesoro as of the date hereof and will so represent and warrant to Tesoro on the Closing Date as follows:

     (a) Zapata is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, is validly registered in Bolivia and has the corporate power to own the Oil and Gas Assets.

     (b) Zapata has the corporate power, authority and right to enter into and deliver this Agreement and all other documents and instruments required hereunder and to transfer the legal and beneficial title and ownership of the Oil and Gas Assets to Tesoro and the Oil and Gas Assets when transferred shall be free and clear of all liens, charges, encumbrances and any other adverse claims or rights of others.

     (c) There is no contract or any other right of another binding upon Zapata or which at any time in the future may become binding upon Zapata to sell, transfer, assign, charge, mortgage or in any other way dispose or encumber the Oil and Gas Assets other than pursuant to this Agreement and for operations in the ordinary course of business pursuant to the joint operating agreements with Tesoro.

     (d) Neither the entering into this Agreement nor the completion of the transactions contemplated hereby by Zapata shall result in the violation of any law, rule or regulation applicable to Zapata.

     (e) Zapata acknowledges and confirms that it has independently determined that the Consideration to be received from Tesoro for the Oil and Gas Assets is fair and reasonable.

     (f) Zapata is not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or threatened, which might reasonably be expected to result in impairment or loss of Zapata's interest in the Oil and


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Gas Assets or any part thereof.

     (g) Zapata has incurred no obligation or liability, contingent or otherwise, for broker's or finder's fees in respect of the transaction contemplated hereby for which Tesoro shall have any obligation or liability.

     (h) This Agreement has been duly executed and delivered by Zapata and constitutes the valid and binding obligation of Zapata, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and to general principles of equity.

     (i) Zapata has paid or will pay all taxes of the type specified in Section
3.5 which are due and payable by Zapata.

     Section 4.2 Representations of Zapata Corporation. Zapata Corporation represents and warrants to Tesoro as of the date hereof and will so represent and warrant to Tesoro on the Closing Date as follows:

     (a) Zapata Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and is the parent corporation of Zapata.

     (b) Zapata Corporation has the corporate power, authority and right to enter into and deliver this Agreement and all other documents and instruments required hereunder.

     (c) Zapata Corporation is not a party to any action, suit or other legal, administrative or arbitration proceeding or government investigation, actual or threatened, which might reasonably be expected to result in impairment or loss of Zapata's interest in the Oil and Gas Assets or any part thereof.

     (d) This Agreement has been duly executed and delivered by Zapata Corporation and constitutes the valid and binding obligation of Zapata Corporation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and to general principles of equity.

     (e) Zapata has paid or will pay all taxes of the type specified in Section
3.5 which are due and payable by Zapata.

     Section 4.3 Representations of Tesoro. Tesoro represents and warrants to Zapata as of the date hereof and will so represent and warrant to Zapata on the Closing Date as follows:

     (a) Tesoro is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas, is validly registered in Bolivia and has the


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corporate power to own the Oil and Gas Assets.

     (b) Tesoro has the corporate power, authority and right to enter into and deliver this Agreement and all other documents and instruments required hereunder to purchase the Oil and Gas Assets.

     (c) Neither the entering into this Agreement nor the completion of the transactions contemplated hereby by Tesoro shall result in the violation of any law, rule or regulation applicable to Tesoro.

     (d) To the best of Tesoro's knowledge, the information furnished by Tesoro to Zapata is materially a full and fair disclosure as of the date of this Agreement and that no material information has been omitted.

     (e) Tesoro has incurred no obligation or liability, contingent or otherwise, for broker's or finder's fees in respect of the transaction contemplated hereby for which Zapata shall have any obligation or liability.

     (f) This Agreement has been duly executed and delivered by Tesoro and constitutes the valid and binding obligation of Tesoro, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally and to general principles of equity.


                           ARTICLE 5 - INTERIM PERIOD

     Section 5.1 Operations. During the period from the date hereof until the Closing Date, and thereafter the parties agree that Tesoro shall have control of operations and beneficial ownership of the Oil and Gas Assets and that Zapata shall not be required to take any action in connection with Joint Operations.

     Section 5.2 Negative Covenants. During the period from the date hereof until the Closing Date, Zapata shall not sell, transfer or dispose of, or grant a security interest in or in respect of, the whole or any part of the Oil and Gas Assets.


                       ARTICLE 6 - CONDITIONS TO CLOSING

     Section 6.1 Conditions for the Benefit of Tesoro. The obligation of Tesoro to purchase the Oil and Gas Assets pursuant to this Agreement is subject to the satisfaction of the following conditions at or prior to the Closing:

     (a) The representations and warranties of Zapata and Zapata Corporation set forth in Sections 4.1 and 4.2 shall be true and correct in all material respects on the Closing Date as though made on and as of that date.


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     (b) Zapata and Zapata Corporation shall have performed in all material respects the obligations, covenants and conditions of this Agreement to be performed or complied with by them at or prior to the Closing.

     (c) Tesoro shall have been furnished with a certificate of an officer of Zapata stating that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by Zapata at or prior to the Closing have been performed and complied with and that the representations and warranties of Zapata herein given are true and correct in all material respects at the Closing.

     (d) Tesoro shall have been furnished with a certificate of an officer of Zapata Corporation stating that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by Zapata Corporation at or prior to the Closing have been performed and complied with and that the representations and warranties of Zapata Corporation herein given are true and correct in all material respects at the Closing.

     (e) No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks damages from Tesoro in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this agreement.

     Section 6.2 Conditions for the Benefit of Zapata. The obligation of Zapata to sell the Oil and Gas Assets pursuant to this Agreement is subject to the satisfaction of the following conditions at or prior to the Closing:

     (a) The representations and warranties of Tesoro set forth in Section 4.3 shall be true and correct in all material respects on the Closing Date as though made on and as of that date.

     (b) Tesoro shall have performed in all material respects the obligations, covenants and conditions of this Agreement to be performed or complied with by it at or prior to the Closing.

     (c) Zapata shall have been furnished with a certificate of an officer of Tesoro stating that the terms, covenants and conditions contained in this Agreement to have been performed or complied with by Tesoro at or prior to the Closing have been performed and complied with and that the representations and warranties of Tesoro herein given are true and correct in all material respects at the Closing.

     (d) No suit, action or other proceeding by a third party or a governmental authority shall be pending or threatened which seeks damages from Zapata in connection with, or seeks to restrain, enjoin or otherwise prohibit, the consummation of the transactions contemplated by this agreement.



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                              ARTICLE 7 - GENERAL

     Section 7.1 Governing Law. This Agreement and all instruments executed in accordance herewith shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to conflict of law rules that would direct application of the laws of another jurisdiction.

     Section 7.2 Entire Agreement. This Agreement and the Exhibits hereto constitute the entire agreement between the parties in regard to the purchase and sale of the Oil and Gas Assets and supersede all prior agreements, understandings, negotiations, discussions and representations, whether oral or written, of the parties in regard to the purchase and sale of the Oil and Gas Assets.

     Section 7.3 Amendments and Waiver. No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by both of the parties hereto and no waiver of any of the provisions of this Agreement shall effective or binding unless made in writing and signed by the party purporting to give the same and no waiver so given shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar).

     Section 7.4 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

     Section 7.5 Assignability. Neither party hereto shall assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, which consent may be withheld for any or no reason. Any assignment of this Agreement made without such consent shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     Section 7.6 Notices. Any notice provided or permitted to be given under this Agreement shall be in writing, and may be served by facsimile with confirmed answer back, personal delivery, overnight courier or by registered or certified U.S. mail, addressed to the party to be notified, postage prepaid, return receipt requested. Notice deposited in the mail in the manner hereinabove described shall be deemed to have been given and received on the date of the delivery as shown on the return receipt. Notice by facsimile shall be deemed given and received on the date sent with answer back unless sent after 5:00 p.m. in which case notice will be deemed given and received on the next Business Day. Notice served in any other manner shall be deemed to have been given and received only if and when actually received by the addressee. Any party hereto may change its address for notices by giving notice to the other parties. For purposes of notice, the addresses of the parties shall be as follows:

ZAPATA and/or ZAPATA CORPORATION:                             TESORO:


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
Zapata Exploration Company                 Tesoro Bolivia Petroleum Company
Attn: Robert A. Gardiner                   Attn:    Robert W. Oliver, President
1717 St. James Place, Suite 550            8700 Tesoro Drive
 Houston, Texas 77056                      San Antonio, Texas 78217
Tel:     713/940-6100                      Tel:     210/828-8484
Fax:     713/940-6122                      Fax:     210/283-2152

     Section 7.7 Expenses. Each party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own legal counsel and accountants).

     Section 7.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any rule of law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party.

     Section 7.9 Damages. The parties waive any rights to punitive and incidental or consequential damages resulting from a breach of this Agreement, including, without limitation, loss of profits.

     Section 7.10 No Third Party Beneficiary. This Agreement is not intended to create, nor shall it be construed to create, any rights in any third party under doctrines concerning third party beneficiaries.

     Section 7.11 Survival. The representations and warranties of the parties under this Agreement shall survive the Closing for a period of one year excepting those contained in Subsections 4.1(i) and 4.2(e), shall survive the Closing for a period of time until the relevant taxing authority is barred from asserting a claim.

     Section 7.12 Books and Records. Upon consummation of the transactions contemplated herein and for a period of five years thereafter, Tesoro agrees that upon the reasonable written request of Zapata, Tesoro will provide Zapata with full access during normal business hours to the accounting and tax records retained by Tesoro pursuant to the Joint Operations and to Tesoro personnel familiar with such records. All costs and expenses associated with providing such records (or copies thereof) shall be borne by Zapata. Nothing herein shall be deemed to require Tesoro to maintain or refrain from disposing of any books or records pursuant to the Joint Operations for any period of time after the Closing. However, if Tesoro desires to dispose of any such books or records, Tesoro agrees to give Zapata notice of such intention and the opportunity to retain such books and records at Zapata's expense.

     Section 7.13 Public Announcements. No public announcement or press release concerning the sale and purchase of the Oil and Gas Assets shall be made by either party without the prior consent of the other party, such consent not to be unreasonably withheld; provided that nothing contained herein shall prevent either party at any time furnishing any information to any governmental agency or regulatory authority or to the public if required by applicable law or on advice of its counsel.

     Section 7.14 Construction of Ambiguity. In the event of any ambiguity in any of the terms or conditions of this Agreement, including any Exhibits hereto and whether or not placed of record, such ambiguity shall not be construed for or against any party hereto on the basis that such party did or did not author the same.

     Section 7.15 Facsimile Execution. The parties hereto shall be entitled to rely upon delivery of an executed facsimile copy of this Agreement and such facsimile copy shall be legally effective to create a valid and binding agreement among the parties hereto.

     Section 7.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. No party shall be bound by this Agreement until all parties have executed a counterpart.

     Section 7.17 Further Assurances. Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may, either before or after Closing, reasonably require to effectively obtain the approval of the government of Bolivia or YPFB and to carry out or perfect the full intent and meaning of this Agreement.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


                                     ZAPATA EXPLORATION COMPANY


                                     By:  /s/ ROBERT A. GARDINER
                                          -------------------------------------
                                          Robert A. Gardiner
                                          President and Chief Executive Officer


                                     TESORO BOLIVIA PETROLEUM COMPANY


                                     By:  /s/ ROBERT W. OLIVER
                                          -------------------------------------
                                          Robert W. Oliver
                                          President

                                  EXHIBIT "A"

ISSUING BANK:
NATIONSBANK N.A.

ISSUE DATE:
LETTER OF CREDIT NO.

BENEFICIARY:


ATTN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____________ IN BENEFICIARY'S FAVOR FOR THE ACCOUNT OF _____________, UP TO THE AGGREGATE SUM OF US $_________________ (____________________________) EXPIRING ON
______________ AT THE COUNTERS OF ________________________ AVAILABLE WITH US
ACCOMPANIED BY THE FOLLOWING:


A WRITTEN STATEMENT PURPORTEDLY SIGNED BY THE BENEFICIARY WITH THE FOLLOWING
WORDING:

"THE AMOUNT OF THIS DRAWING USD ________________________________ UNDER LETTER OF CREDIT NO. __________________________ REPRESENTS FUNDS DUE TESORO BOLIVIA PETROLEUM COMPANY PURSUANT TO THE TERMS OF THE PURCHASE AND SALE AGREEMENT FOR CONTRACT RIGHTS AND ASSETS BLOCKS XVIII AND XX DEPARTMENT OF TARIJA, BOLIVIA, DATED JULY 10, 1997, BETWEEN ZAPATA EXPLORATION COMPANY AND TESORO BOLIVIA PETROLEUM COMPANY."

SPECIAL CONDITIONS:

1. PARTIAL DRAWINGS ALLOWED/PROHIBITED ANY DRAFT DRAWN UNDER THIS CREDIT MUST BE MARKED "DRAWN UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO. _____ ISSUED BY NATIONSBANK N.A."

THIS LETTER OF CREDIT IS SUBJECT TO THE 1993 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 500).

WE HEREBY ENGAGE WITH YOU THAT DRAFTS UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT, WILL BE DULY HONORED ON PRESENTATION TO NATIONSBANK OF TEXAS, N.A., ATTN: LETTERS OF CREDIT DEPT. 9TH FLOOR, 901 MAIN STREET, DALLAS, TEXAS 75202 ON OR BEFORE THE EXPIRATION DATE SHOWN ABOVE.

                                   EXHIBIT B

         This Exhibit provides for the allocation of the Consideration. Terms not defined herein shall have the meaning given to such terms in the Purchase and Sale Agreement.

         TESORO and ZAPATA agree that the Consideration for the Oil and Gas Assets shall be allocated in the following manner:

                 Intangible contract rights - $15,000,000.00
                 Working capital - $4,000,000.00
                 Equipment and inventory $1,000,000.00

                                  EXHIBIT "C"


                              ASSIGNMENT AGREEMENT

By means of this document an Assignment and Transfer Agreement ("Assignment Agreement") is entered in respect to the Operation Contracts for the Exploration, Exploitation and Commercialization of Hydrocarbons in Block XX and Block XVIII, located in the Department of Tarija, Republic of Bolivia, in accordance with the terms that follow:

FIRST CLAUSE: CONTRACTING PARTIES.

The parties to this Agreement are: TESORO BOLIVIA PETROLEUM COMPANY, a company incorporated under the laws of the State of Texas, United States of America, that has a Branch duly established and registered with legal capacity recognized in Bolivia by the Direction of Registry of Commerce and Corporations (RECSA), by Administrative Resolution No. 27 of July 28, 1978 and Commerce Registration No. 7-00617-1, with legal residence in the city of Santa Cruz de la Sierra, Bolivia, henceforth called "TESORO", on one part, and on the other, ZAPATA EXPLORATION COMPANY, a company incorporated under the laws of the State of Delaware, United States of America, that has a Branch duly established and registered with legal capacity recognized in Bolivia by the Direction of Registry of Commerce and Corporations (RECSA), by Administrative Resolution No. 111 of April 24, 1979 and Commerce Registration No. 7-2502-1, with legal residence in the city of Santa Cruz, Bolivia, henceforth called "ZAPATA".

SECOND CLAUSE: BACKGROUND.

By means of Public Deed of April 26, 1978, TESORO and ZAPATA entered with YACIMIENTOS PETROLIFEROS FISCALES BOLIVIANOS, henceforth called "YPFB", a Petroleum Operation Contract to execute work in Block XX, Department of Tarija, Bolivia and by means of Public Deed of March 21, 1977, TESORO and ZAPATA entered with YPFB, a Petroleum Operation Contract to execute work in Block XVIII, Department of Tarija, Bolivia, such agreements being referred to as Contracts. The area under the Contracts is defined in the map and coordinates that are part of said Contracts.

THIRD CLAUSE: PURPOSE.

In consideration of the sum of U.S. Sixteen Million Dollars ($16,000,000.00) to be paid by TESORO to ZAPATA hereunder and the mutual agreements reached by the parties, effective as of July 28, 1996, ZAPATA assigns and transfers to TESORO all of its undivided contractual interests, rights and obligations in the Contracts together with its interest in all agreements, equipment, materials, property and assets relating to said Contracts. Therefore, by means of this Assignment Agreement TESORO shall be the title holder of one hundred percent (100%) of the contractual interests, rights and obligations in the Contracts as of the effective date of this Assignment.

FOURTH CLAUSE: EFFECTIVE DATE.

This Assignment Agreement is effective on July 28, 1996 subject to the approval required by applicable law.

FIFTH CLAUSE: NECESSARY DOCUMENTS.

TESORO and ZAPATA agree to execute and deliver all the documents and comply with all such acts as may be necessary to give legal effect to this Assignment Agreement and to obtain all approvals necessary for its perfection.

SIXTH CLAUSE: PARTIES AGREEMENT.

In conformity with all the previous Clauses, the parties have signed this Assignment Agreement on July _____, 1997.

                                        ZAPATA EXPLORATION COMPANY


                                        By:
                                           ------------------------------
                                           Robert A. Gardiner
                                           President and Chief Executive Officer

                                        TESORO BOLIVIA PETROLEUM COMPANY


                                        By:
                                           ------------------------------
                                           Robert W. Oliver
                                           President

         On this day personally appeared before me, the undersigned authority, Robert A. Gardiner, personally known to me to be the President and Chief Executive Officer of Zapata Exploration Company, a corporation, and acknowledge to me that he executed the foregoing instrument for the purposes and consideration therein expressed as the act and deed of Zapata Exploration Company.

      Given under my hand and notarial seal this _____ day of July, 1997.


                                        -------------------------------
                                        Notary Public, State of Texas

         On this day personally appeared before me, the undersigned authority, Robert W. Oliver, personally known to me to be the President of Tesoro Bolivia Petroleum Company, a corporation, and acknowledge to me that he executed the foregoing instrument for the purposes and consideration therein expressed as the act and deed of Tesoro Bolivia Petroleum Company.

      Given under my hand and notarial seal this _____ day of July, 1997.



                                        -------------------------------
                                        Notary Public, State of Texas





                                       3